UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2011
NEWBRIDGE BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina State or Other Jurisdiction of Incorporation)	000-11448 (Commission File Number)	56-1348147 (IRS Employer Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)
Registrant’s telephone number, including area code (336) 369-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Appointment of Principal Officers
(a) Burr W. Sullivan, a director of the Company, advised the Chairman of the Board of Directors of the Company on February 21, 2011 that he has elected not to stand for re-election to the Board at the 2011 Annual Meeting of Shareholders of the Company. He will continue to serve until the election of directors at the Annual Meeting. Mr. Sullivan is a member of the Audit and Compensation Committees of the Board. A copy of a letter from Mr. Sullivan to Mr. Albert, the Chairman of the Board, is attached as an exhibit. In it Mr. Sullivan expresses his disagreement with the strategic direction of the Company in relationship to the need to restore significant profitability for the benefit of shareholders.
     The Company, its Board of Directors and its management value Mr. Sullivan’s long years of service and regret his disagreement with the Company’s strategic plans to enhance profitability and promote shareholder value.

Item 9.01.	Financial Statements and Exhibits
(d) The following exhibit is being provided solely for the purposes of providing disclosure pursuant to Item 5.02 — Departure of Directors or Principal Officers; Appointment of Principal Officers.

Exhibit 99.1	Letter from Burr W. Sullivan dated February 22, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2011	NEWBRIDGE BANCORP
	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi,
Chief Financial Officer